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                                                                    EXHIBIT 99
NEWS RELEASE

CONTACT:  ANNE DAVENPORT                301 PERIMETER CENTER NORTH
          INVESTOR RELATIONS            ATLANTA, GA  30346
          (770) 668-5968


                         HBOC NAMES NEW GENERAL COUNSEL

     ATLANTA, September 9, 1996 -- HBO & Company (Nasdaq:HBOC) today announced the promotion of Jay Lapine to the position of vice president and general counsel for the company. Lapine replaces senior vice president and general counsel James A. Gilbert, who recently resigned to assume the position of president and chief operating officer of Atlanta-based IMNET Systems, Inc.
     Lapine, who joined HBOC in 1994, has nearly 20 years' experience serving in executive operations and general counsel positions within healthcare organizations. For the past two years, he has been responsible for the daily management of HBOC's legal department.
     "Jay Lapine's extensive experience makes him well qualified to succeed Jim Gilbert in this important position," said Charles W. McCall, HBOC president and chief executive officer. "We thank Jim for his contributions and wish him well in his new role at IMNET."
     HBO & Company delivers enterprisewide patient care, clinical, financial and strategic management software solutions, as well as networking technologies, outsourcing and other services to healthcare organizations in the United States, United Kingdom, Ireland, Canada and New Zealand.
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